UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2016

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors of Certain Officers; Compensatory Arrangements of Certain Officers
Annual Base Salary Increase for Named Executive Officers
On May 25, 2016, Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Bazaarvoice, Inc. (the “Company”) approved increases to the annual base salaries for the Company’s principal executive officer, principal financial officer and one other named executive officer, each effective as of May 1, 2016 and as follows:

Executive Officer	Title	Base Salary
Gene Austin	Chief Executive Officer	$467,000	(1)
James Offerdahl	Chief Financial Officer	$332,000	(1)
Kin Gill	Chief Legal Officer, General Counsel and Secretary	$283,000
Sara Spivey	Chief Marketing Officer	$305,000
(1)    No change from Fiscal Year 2016
Fiscal Year 2017 Target Bonuses
On May 25, 2016, the Committee also approved the Company’s executive bonus plan (the “2017 Bonus Plan”) for the Company’s fiscal year ending April 30, 2017 (“Fiscal Year 2017”). The 2017 Bonus Plan provides for the payment of cash bonuses to certain of the Company’s executive officers, including the Company’s principal executive officer, principal financial officer and named executive officers, based on performance measures and payout formulas determined by the Committee and targets for each performance measure established by the Board.
For each executive officer participating in the 2017 Bonus Plan except the Company’s Chief Revenue Officer, the total bonus opportunity will be based on the achievement of three corporate performance measures: net bookings, advertising net revenue and Adjusted EBITDA. The net bookings measure represents 40% of the target bonus award, the advertising net revenue measure represents 30% of the target bonus award and the Adjusted EBITDA measure represents 30% of the target bonus award.
For the Company’s Chief Revenue Officer, the total bonus opportunity will be based on the achievement of three corporate performance measures: net bookings, advertising net revenue, and Adjusted EBITDA. The net bookings measure represents 40% of the target bonus award, the advertising net revenue measure represents 40% of the target bonus award, and the Adjusted EBITDA measure represents 20% of the target bonus award.
In addition, the payments for achievement of each corporate performance measure are subject to certain thresholds. The Company must meet minimum thresholds for each corporate performance measure in order for the executive officers to receive the portion of the target bonus attributable to such corporate performance measure. The executive officers, will be entitled to 30% of the target bonus portion attributable to the net bookings target upon achievement of 70% of the net bookings goal, 50% of the target bonus portion attributable to the advertising net revenue target upon achievement of 80% of the advertising net revenue goal, and 50% of the target bonus portion attributable to the Adjusted EBITDA target upon achievement of 80% if the Adjusted EBITDA goal.
The bonus amounts payable with respect to the net bookings, Adjusted EBITDA and advertising net revenue corporate performance measures, as applicable, may exceed the target bonus amounts attributable to such measures. The multipliers for each corporate performance measure are capped as set forth in the following table:

Corporate Performance Measure	Maximum Payout (% of Target Payout)	Achievement Required for Maximum Payout (% of Goal)
Net Bookings	190%	Over 150%
Adjusted EBITDA	150%	Over 120%
Advertising Net Revenue (Each executive officer other than the Chief Revenue Officer)	150%	Over 120%
Advertising Net Revenue (Chief Revenue Officer)	200%	Over 150%
The Committee also approved target bonuses for Fiscal Year 2017 for the Company’s executive officers, including the Company’s principal executive officer, principal financial officer and named executive officers. The Committee approved the following annual target bonuses for the Company’s principal executive officer, principal financial officer and named executive officers:

Executive Officer	Title	Target Bonus	% of Base Salary
Gene Austin	Chief Executive Officer	$467,000	100%
James Offerdahl	Chief Financial Officer	$199,200	60%
Kin Gill	Chief Legal Officer, General Counsel and Secretary	$113,200	40%
Sara Spivey	Chief Marketing Officer	$122,000	40%
Actual bonus amounts paid to the named executive officers may be more or less than the target bonus amounts. The Committee has the discretion to award bonus amounts that differ for attainment of performance goals that fall above or below the specified goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary

Date: May 31, 2016